UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: November 14, 2008
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 to the Form 8-K originally filed on November 19, 2008, is being filed to (a) clarify the description of the basis for the target incentive for the individuals whose compensation was described in Item 5.02, and (b) correct an error in the date of grant and the price of the options to purchase common shares for Mr. Kenneth J. Kossin, Jr., also described in Item 5.02.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 14, 2008, the Board of Directors (the “Board”) of Agilysys, Inc. (the “Company”) approved changes in compensation for Martin F. Ellis, President and Chief Executive Officer of the Company, and Kenneth J. Kossin, Senior Vice President and Chief Financial Officer of the Company. These compensation changes are effective as of October 20, 2008, the date upon which Messrs. Ellis and Kossin were elected to their new positions with the Company.
     For Mr. Ellis, the Board approved a base salary of $450,000 and a target incentive of $337,500. The actual amount of Mr. Ellis’ incentive compensation will be determined based upon certain subjective measures established by the Compensation Committee of the Board on August 1, 2008. Furthermore, pursuant to the Company’s 2006 Stock Incentive Plan, the Board granted Mr. Ellis 150,000 options to purchase the Company’s common shares at $2.19 per share (the closing market price for the Company’s common shares on November 14, 2008). One third of such options vests on each of March 31, 2009, March 31, 2010 and March 31, 2011. The Company has not entered into a new employment agreement with Mr. Ellis at this time. Mr. Ellis remains subject to a Change of Control Agreement, executed on June 30, 2003, as amended on May 31, 2005, and a Non-Competition Agreement executed on May 31, 2005, as amended in May 2007 and October 2008.
     For Mr. Kossin, the Board approved a base salary of $285,000 and a target incentive of $142,500. The actual amount of Mr. Kossin’s incentive compensation will be determined as noted above for Mr. Ellis. Furthermore, the Board granted Mr. Kossin 45,000 options to purchase the Company’s common shares at $2.51 per share (the closing market price for the Company’s common shares on November 13, 2008). One third of such options vests on each of March 31, 2009, March 31, 2010 and March 31, 2011. Mr. Kossin’s employment is subject to the terms of an Employment Agreement, effective April 1, 2007 (the “Kossin Employment Agreement”). The Kossin Employment Agreement was attached to the Current Report on Form 8-K filed by the Company on November 19, 2008, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Employment Agreement, by and between the Company and Mr. Kossin, effective April 1, 2007, incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 19, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kenneth J. Kossin, Jr.
Kenneth J. Kossin, Jr.
Sr. Vice President and Chief Financial Officer

Date: December 23, 2008

Exhibit Index

Exhibit Number	Description

99.1	Employment Agreement, by and between the Company and Mr. Kossin, effective April 1, 2007, incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 19, 2008.